UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 25, 2008
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Conditions

As described in Item 2.05 herein and the related press release (Exhibit 99.1), the Company has elected to discontinue its Auto Master buy-here/pay-here automotive operations.  The following chart compares previously reported diluted net earnings per share to estimated adjusted diluted earnings per share reflecting the Auto Master segment as a discontinued operation:

	Quarter Ended				Year Ended	Quarter Ended
	March 31, 2007	June 30, 2007	Sept. 30, 2007	Dec. 31, 2007	Dec. 31, 2007	March 31, 2008	June 30, 2008
Diluted EPS
As Previously Reported
Continuing Operations	$0.28	$0.24	$0.29	$0.18	$1.00	$0.21	$0.23
Discontinued Operations (1)	0.03	0.03	0.03	-	0.08	0.01	-
Total	$0.31	$0.27	$0.32	$0.18	$1.08	$0.22	$0.23

Adjusted (Estimated, Unaudited)
Continuing Operations	$0.21	$0.19	$0.24	$0.29	$0.93	$0.31	$0.30
Discontinued Operations (2)	0.10	0.08	0.08	(0.11)	0.15	(0.09)	(0.07)
Total	$0.31	$0.27	$0.32	$0.18	$1.08	$0.22	$0.23

(1)	Reflects previously reported discontinued short-term loan operations in the District of Columbia.
(2)	Preliminary estimate to reflect Auto Master segment as a discontinued operation combined with previously reported discontinued operations in the District of Columbia.

The information provided in this Item 2.02 shall not be deemed “filed” for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 2.05   Costs Associated with Exit or Disposal Activities

On September 25, 2008, the Board of Directors of First Cash Financial Services, Inc. approved a plan to discontinue its Auto Master buy-here/pay-here automotive operations.  The facts and circumstances leading to this expected action are described in the press release dated September 30, 2008, which is included herein as Exhibit 99.1.  The Company plans to sell or liquidate the Auto Master operations and/or its assets over the next twelve months.  The Company estimates it will incur non-cash charges, net of tax benefit, of up to approximately $53 million in the third quarter of fiscal 2008 in connection with this action.  The majority of the charges will be to provide additional reserve allowances related to Auto Master customer notes receivable and to record impairment charges related to Auto Master goodwill and other intangible assets.  At this time, the Company cannot make a more detailed determination of such charges, nor can it currently estimate future cash expenditures related to the disposal, although such amounts are expected to be relatively insignificant in relation to the total expected charges.  The Company expects to provide additional information regarding estimated costs of disposal, impairment charges and future cash expenditures related to the disposal at the time at which more precise estimates can be determined.  The Company currently expects to continue operating the Auto Master business unit while seeking to sell it, or its assets.

The information provided in this Item 2.05 shall not be deemed “filed” for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 2.06   Material Impairments

This information required to be disclosed under this item is included in Item 2.05 above.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated September 30, 2008 announcing the Company’s plan to discontinue its Auto Master operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 30, 2008                                                    FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press release dated September 30, 2008